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                                                                   Exhibit 10.30


December 27, 2000

Doug A. Barre
[Address intentionally omitted.]

               Re: Amendment to Employment Agreement
                   ---------------------------------

Dear Doug,

     In connection with the Employment Agreement (the "Agreement") dated May 17, 2000 between you and Inprise Corporation ("Inprise"), and subject to the approval of the Compensation Committee of the Inprise Board of Directors, the Agreement is hereby amended as set forth below:

     Paragraph (4) is hereby amended to add the following language: In the event that you sell your residence located at 5125 Winewood Lane in Commerce, Michigan (the "Michigan Property"), Inprise will provide you with the following: (i) up to $47,521.00 (the "Reimbursed Expenses) as reimbursement for real estate fees and closing costs associated with the sale of the Michigan Property, contingent upon production of appropriate supporting documentation; and (ii) an additional payment with respect to the imposition of applicable U.S. federal, California state and local income and employment taxes payable in respect of Inprise's payment to the Employee of the Reimbursed Expenses and the payment contemplated hereby. Irrespective of the actual tax rates that may apply to the Employee, such additional payment shall be determined using tax rates of thirty-nine point six percent (39.6%) for U.S. federal income tax purposes, five point four three six percent (5.436%) for California state income tax purposes and one point four five percent (1.45%) for federal employment tax purposes. Other than as expressly modified above, all of the other terms and conditions of the Agreement dated May 17, 2000 shall remain in full force and effect without modification.


Sincerely,

INPRISE CORPORATION


By:          /S/ Roger A. Barney
   ---------------------------------------------
   Roger A. Barney
   Senior Vice President, Corporate Services and
   Chief Administrative Officer



AGREED AND ACCEPTED ON
THIS 27/th/ DAY OF DECEMBER 2000

    /S/ Doug A. Barre
-----------------------------------
Doug A. Barre